EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                                  At Greenbelt
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                                  )
In re                             )
                                  )
                                  ) Chapter 11
CRIIMI MAE Inc., et al.,          ) Case Nos. 9823115
                                  )
                                  )  (Jointly Administered)
                       Debtors.   )
                                  )
----------------------------------)

             ORDER APPROVING SETTLEMENT AND COMPROMISE WITH FIRST UNION
               NATIONAL BANK PURSUANT TO FEDERAL RULE OF BANKRUPTCY
                                 PROCEDURE 9019(a)

     Upon the motion, dated February 8, 2002 (the "Settlement Motion"), of CRIIMI MAE Inc. ("CMM"), the above captioned reorganized debtor, for an order pursuant to Rule 9019(a) of the Federal Rules of Bankruptcy Procedure approving the Settlement and Compromise with First Union National Bank ("FUNB"); and upon consideration of the pleadings filed in this matter and after notice and hearing and due deliberation thereon; and good and sufficient cause appearing therefor; it is hereby

     ORDERED, ADJUDGED AND DECREED THAT:

     1. The Settlement Motion is GRANTED.

     2. The Settlement Agreement attached as Exhibit A to the Settlement Motion is APPROVED.

     3. CMM shall be, and hereby is AUTHORIZED to take any and all actions necessary to effectuate the terms of the Settlement Agreement.

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     4. CMM and FUNB are shall be, and hereby  are,  AUTHORIZED  to release  all funds held in escrow by previous order of this Court pending resolution of the dispute described in the Settlement Motion.

     5. CMM shall be, and hereby is, AUTHORIZED to release the Series A Note and Series B Notes and all Monies held in escrow, pursuant to the Plan, on account of the FUNB Unsecured Claim.

     6. Pursuant to section 1145 of the Bankruptcy Code, Section 5 of the Securities Act of 1933 and any state or local law requiring registration prior to the sale of securities shall not apply to the resale of the Series A Note or Series B Notes issued pursuant to the Plan.

     7. Any remaining objections to the Motion are OVERRULED.

     8. CMM and FUNB are DIRECTED to dismiss with prejudice any and all claims asserted in adversary proceeding No. 00-1471, First Union National Bank v. CRIIMI MAE Inc, pending before this Court, within twenty
        (20) days after the Settlement Date (as defined in the Settlement Agreement).

     9. Counsel to the Debtor shall serve copies of this Order on all parties entitled to notice and file a separate certificate of service within 72 hours of entry of this Order.

Dated: March 5, 2002
       -------------------
       Greenbelt, Maryland


                                            /s/Duncan W. Keir
                                            -----------------------------------
                                            Duncan W. Keir
                                            United States Bankruptcy Judge

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cc:    Stanley J. Samorajczyk
       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
       1333 New Hampshire Avenue, N.W.
       Washington, D.C. 20036
       Counsel to CRIIMI MAE Inc.